Synthesis Energy Systems, Inc. Reports Fiscal 2015 Second Quarter Financial Results and Provides Business Update

HOUSTON, February 12, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today reported financial and operating results for its fiscal 2015 second quarter, ended December 31, 2014.

“During our fiscal 2015 second quarter we have gained good traction, deploying our technology, even in the face of some short-term challenges. We achieved two key sales milestones in China in December. The Innovative Coal Chemical Design Institute (ICCDI), which is a wholly owned subsidiary of our partner in China, Suzhou Tianwo Science and Technology, has been awarded three projects from China Aluminum Company (CHALCO), which will use SES gasification technology supplied from our TSEC Joint Venture. This order represents seven SES gasification systems which will create clean energy syngas fuel, replacing the need for expensive natural gas and improving the economics of three industrial plants,” said Robert W. Rigdon, SES President and CEO. “Also in December, together with TSEC, we signed a framework agreement with Dengfeng Power Group for a series of engineering and evaluation studies for a 160 MW distributed power generation plant. This undertaking is intended to lead to another important first order in China for the combined SES and GE technologies power plant model, and potentially unlocks China for a cleaner coal distributed power product.

“TSEC reports to us that its China pipeline is strong and forecasts more near-term orders. The SES global business development pipeline is also healthy, topping 40 projects across market verticals that include distributed power, with collaborator GE, Direct Reduced Iron with partner Midrex Technologies, and industrial conglomerates like CHALCO eager to economically and cleanly unlock the energy in low-cost indigenous natural resources with SES gasification technology,” continued Rigdon.

“Our short-term challenges this past quarter have been due to declining methanol commodity prices,” said Rigdon. “The ZZ methanol plant reported $3.7 million in revenue for the quarter from sales of 12,268 tonnes of methanol. Methanol prices have decreased significantly which caused a non-cash impairment charge under applicable accounting rules on the ZZ Joint Venture facility of $20.9 million increasing our operating loss for the fiscal second quarter to $26.1 million. The ZZ Joint Venture is currently selling methanol and is carefully managing its cash. SES is not putting any funds into the ZZ Joint Venture and has no intention to do so at this time.”

Rigdon concluded: “Our operations team in China is evaluating and pursuing new opportunities with the potential to repurpose the ZZ gasifier systems, and is focused on gaining formal acceptance of the Yima gasification systems which opens the door for us to monetize that investment. Separately, we have launched a strategic Technology Company partnering initiative to accelerate growth of the company which we believe has the potential to both greatly strengthen our ability to close and deliver orders, as well as generate cash in the transaction and lower our overhead run rate significantly. In addition, we have contained our ZZ Joint Venture costs, which effectively lowers our annualized general and administrative expenses (excluding the ZZ Joint Venture general and administrative expenses) to just under $8 million as of December 31, 2014. We believe these steps, in combination with our cash on-hand, create a much stronger cash position for the company over the next two to three quarters and simultaneously improve our ability to convert pipeline projects to orders.”

Recent Corporate Highlights

China Joint Venture: SES’s China joint venture with Suzhou Tianwo Science and Technology (TST): Jiangsu Tianwo-SES Clean Energy Technologies (TSEC):

•	Industrial Fuels: China Aluminum Company – The Innovative Coal Chemical Design Institute (ICCDI), which is a wholly owned subsidiary of TST, was awarded three industrial syngas supply plant projects, valued at $105 million dollars, by China Aluminum Company (CHALCO), China's largest alumina and primary aluminum producer, in December. ICCDI will serve as the general contractor providing engineering and construction of the three projects, and TSEC will supply seven SES gasification systems to produce approximately 175,000 NCM/hr of industrial syngas as a clean energy fuel for three existing aluminum manufacturing plants, located in the Shandong, Henan and Shanxi provinces.

•	Distributed Power: Dengfeng Power Group – SES and TSEC signed a framework agreement for cleaner coal distributed power in China with Dengfeng Power, in December. The initial phase of the program will be a pre-feasibility study for the first of several planned 160 MW distributed power generation plants designed to utilize two SES XL3000 advanced fluidized bed gasification systems; gasification equipment provided by TSEC, and four GE model LM2500+G4 aero-derivative gas turbines and related power generation equipment. Upon the completion and successful results of the feasibility studies, and requisite government approvals, the first plant is expected to be built in Dengfeng, Henan Province. It is intended to serve as a model for additional projects in Dengfeng (up to 600 MW total), as well as elsewhere in Henan Province and in other regions of China. Dengfeng Power, an industrial conglomerate specializing in thermal power generation whose products include aluminum, other non-ferrous metals and cement, and who operates power generation plants and coal mines in Henan Province, is funding the program and will serve as the owner and operator of the first project.

Distributed Power Business: Collaborative efforts with General Electric and regional partners, IEG and Tuten, continue. Work on the first identified 160 MW distributed power project, that combines SES technology and the XL3000 with GE aero-derivative gas turbines, for K-Electric in Pakistan has completed the initial feasibility phase and we believe the results are positive. We are working to get the project into the next phase which is to develop the complete design, the Power Purchase Agreement, the EPC agreement and the equity and debt arrangements for the project. Additionally, proposals for the distributed power product offering are currently in review with prospective customers in Japan, western and southern Africa, and China.

Direct Reduced Iron (DRI) Steel Business: SES and Midrex Technologies, Inc., a division of Kobe Steel, are progressing business development efforts in both China and India. This next-generation, clean and efficient DRI product offering combines SES technology and the XL3000 gasification system with the industry-leading MIDREX® Direct Reduction Process to utilize abundant low-quality coals, versus natural gas, to convert iron ore into high-purity DRI.

India Initiative: India’s new government leadership’s improved business environment for GDP growth has opened two near-term opportunities for SES in areas of high demand. In the fertilizer industry, SES is actively engaged in a rigorous qualification process for becoming the technology and equipment supplier to convert coal into syngas for a DRI steel facility and separately for a high profile coal gasification-based ammonia-to-fertilizer project funded by both private and government entities.

Plant Operations:

•	Synthesis Energy Systems (Zao Zhuang) New Gas Company Joint Venture (ZZ) – This past quarter, the ZZ Joint Venture facility in Shandong Province, China, sold 12,268 tonnes of methanol which generated approximately $3.7 million in revenues. Due to continued falling methanol commodity prices, the ZZ JV switched off the gasifiers in December, when prices dipped below the point where there was a positive contribution from the gasification section. The ZZ JV has continued to produce methanol from coke oven gas (COG). Also in December, Red Leaf and the pipeline company completed the pipeline for the additional supply of COG, which ran for several days, but the ZZ JV made a strategic decision and turned off the Red Leaf COG until such time as methanol price strengthens significantly. The ZZ JV methanol operation is currently generating adequate cash to pay all its fixed and variable costs except for the COG feed stock from the ZZ JV partner, Xuecheng Energy.

•	Yima Joint Venture Methanol Plant (Yima) – Yima has been operating during this past quarter at reduced capacity, under improved operational management guided by parent company, Henan Coal and Chemical Industry Group, while it continues to complete systems and commissioning work that was not completed properly by the prior JV leadership team. The target is to reach 100% rates during summer 2015, at which time the plant can move into its originally intended operating phase of producing 300KTPY of chemical grade methanol. SES’s focus for Yima is to achieve formal acceptance of the gasifier systems.

Corporate News:

Ms. DeLome Fair joined the SES executive team as Senior Vice President, Gasification Technology in December. Her 25-year gasification career spans leadership positions with GE Energy and Chevron/Texaco. Prior to joining SES, Ms. Fair led GE Energy’s global team of 135 engineers in the U.S., India and China, as General Manager, Gasification & Process Systems Technology. In that post, she was responsible for engineering to GE’s global gasification business, including business development support, execution of customer orders, new product development, services, and project management. Previously, Ms. Fair’s expertise in gasification and IGCC technology led to her appointment as GE’s Chief Consulting Engineer for gasification.

Fiscal Second Quarter 2015 Financial Results (Unaudited)

The Company reported $3.9 million of revenue for the three months ended December 31, 2014, versus $5.9 million revenue for the three months ended December 31, 2013. The decrease in revenue was primarily due to a decrease in methanol prices.

The Company's operating loss for the second quarter of fiscal 2015 was $26.1 million versus an operating loss of $1.3 million for the second quarter of fiscal 2014. The increase in operating loss was primarily due to a $20.9 million impairment loss of ZZ’s long-lived assets.

The net loss attributable to stockholders for the second quarter of fiscal 2015 was $25.6 million, or $0.35 per share, versus a loss of $1.4 million, or $0.02 per share, for the prior year’s second quarter primarily due to the impairment of assets.

As of December 31, 2014, the Company had cash and cash equivalents of $13.7 million and working capital of $3.6 million.

Conference Call Information

SES’s President and CEO, Robert W. Rigdon, CFO and Corporate Secretary, Roger L. Ondreko, and COO, Charles Costenbader, will hold a conference call to review the Company’s financial results and provide an update on corporate developments beginning at 4:15 p.m. EST on February 12.

To access the live webcast, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.” Interested parties can pre-register for the call at: http://dpregister.com/10060479.

An archived version of the SES conference call webcast will be available on the company's website through March 13, 2015. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through March 13, 2015. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10060479.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Suzhou Tianwo Science and Technology Co. Ltd. joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Product sales and other -related parties	$3,731	$5,914	$7,945	$5,914
Technology licensing and related services	151	—	151	—
Total revenue	3,882	5,914	8,096	5,914

Costs and Expenses:
Costs of sales and plant operating expenses	5,261	4,030	11,042	4,127
General and administrative expenses	2,299	2,183	4,368	4,605
Stock-based compensation expense	949	472	1,234	1,518
Depreciation and amortization	572	565	1,145	1,130
Impairment of long-lived assets	20,914	—	20,914	—

Total costs and expenses	29,995	7,250	38,703	11,380

Operating loss	(26,113)	(1,336)	(30,607)	(5,466)

Non-operating (income) expense:
Equity in losses of joint ventures	—	—	—	1
Foreign currency gains, net	(36)	(31)	(27)	(43)
Interest income	(10)	(11)	(20)	(16)
Interest expense	74	122	138	192

Net loss	(26,141)	(1,416)	(30,698)	(5,600)
Less: net income (loss) attributable to noncontrolling interests	(548)	19	(589)	(3)
Net loss attributable to stockholders	$(25,593)	$(1,435)	$(30,109)	$(5,597)

Net loss per share:
Basic and diluted	$(0.35)	$(0.02)	$(0.41)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	73,224	63,720	73,211	63,695

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Balance Sheets

(In thousands)

	December 31, 2014	June 30, 2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,728	$19,407
Certificate of deposit-restricted	1,634	—
Accounts receivable-related party, net	679	676
Prepaid expenses and other currents assets	1,485	873
Inventory	556	865
Total current assets	18,082	21,821

Property, plant and equipment, net	10,666	31,499
Intangible assets, net	973	1,049
Investment in joint ventures	34,813	34,856
Other long-term assets	1,976	2,481

Total assets	$66,510	$91,706

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$7,982	$7,167
Line of credit .	3,269	—
Short-term bank loan	3,269	3,251

Total current liabilities	14,520	10,418

Commitment and contingencies

Stockholder’s Equity:
Common stock, $0.01 par value: 200,000 shares authorized: 73,224 and 73,107 shares issued and outstanding, respectively	732	731
Additional paid-in capital	242,413	241,125
Accumulated deficit	(196,093)	(165,984)
Accumulated other comprehensive income	6,170	6,062
Total stockholders’ equity	53,222	81,934
Noncontrolling interests in subsidiaries	(1,232)	(646)

Total stockholder’s equity	51,990	81,288

Total liabilities and stockholder’s equity	$66,510	$91,706